Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C Section 1350

In connection with the Quarterly Report on Form 10-Q of Ares Commercial Real Estate Corporation (the “Company”) for the quarter ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bryan Donohoe, as Chief Executive Officer of the Company, and Tae-Sik Yoon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2020

/s/ Bryan Donohoe
Bryan Donohoe Chief Executive Officer

/s/ Tae-Sik Yoon
Tae-Sik Yoon Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.